                                                                   EXHIBIT 5.4

                     [Letterhead of Barnes & Thornburg LLP]

                                                                  July 2, 2004

ADX Corp.
Nalco Company
Nalco Holdings LLC

Ladies and Gentlemen:

         We have acted as special counsel to ADX Corp., a Michigan corporation
(the "Company") in connection with the Registration Statement on Form S-4 (the
"Registration Statement") filed by Nalco Company, a Delaware corporation (the
"Issuer"), Nalco Holdings LLC, a Delaware limited liability company ("Holdings")
and certain subsidiaries of the Issuer named in Exhibit 21.1 to the Registration
Statement (individually, a "Subsidiary Guarantor" and, collectively with
Holdings, the "Guarantors") with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $665,000,000 aggregate principal amount of 7 3/4%
Senior Notes due 2011 (the "Dollar Senior Exchange Notes"), (euro)200,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2011 (the "Euro Senior
Exchange Notes"), $465,000,000 aggregate principal amount of 8 7/8% Senior
Subordinated Notes due 2013 (the "Dollar Senior Subordinated Exchange Notes"),
and (euro)200,000,000 aggregate principal amount of 9% Senior Subordinated
Exchange Notes due 2013 (the "Euro Senior Subordinated Exchange Notes" and,
together with the Dollar Senior Exchange Notes, the Euro Senior Exchange Notes,
and the Dollar Senior Subordinated Exchange Notes, the "Exchange Securities").
The Dollar Senior Exchange Notes and the Euro Senior Exchange Notes will be issued under an indenture (the "Senior Indenture"), dated as of November 4,
2003, among the Issuer, the Guarantors and The Bank of New York, as Trustee (the
"Trustee"), as supplemented by a supplemental indenture, dated as of November
12, 2003, among the Issuer, the New Guarantors (as that term is defined therein)
and the Trustee, and the Dollar Senior Subordinated Exchange Notes and the Euro
Senior Subordinated Exchange Notes will be issued under an indenture (the
"Senior Subordinated Indenture" and, together with the Senior Indenture, the
"Indentures") dated as of November 12, 2003, among the Issuer, the Guarantors and the Trustee, as supplemented by a supplemental indenture, dated as of
November 12, 2003, among the Issuer, the New Guarantors (as that term is defined therein) and the Trustee. The Dollar Senior Exchange Notes will be offered by the Issuer in exchange for $665,000,000 aggregate principal amount of its outstanding 7 3/4% Senior Notes due 2011; the Euro Senior Exchange Notes will be offered by the Issuer in exchange for (euro)200,000,000 aggregate principal amount of

its outstanding 7 3/4% due 2011; the Dollar Senior Subordinated Exchange Notes
will be offered by the Issuer in exchange for $465,000,000 aggregate principal amount of its outstanding 8?% Senior Subordinated Notes due 2013 and the Euro
Senior Subordinated Exchange Notes will be offered by the Issuer in exchange for
(euro)200,000,000 aggregate principal amount of its outstanding 9% Senior
Subordinated Notes due 2013.

         You have advised us that Simpson Thacher & Bartlett LLP is acting as special counsel to the Issuer in connection with the exchange of the various notes described in the immediately preceding paragraph. In such capacity, you have requested that we furnish you with this opinion.

         In connection with our preparation of this legal opinion, we have examined and are familiar with the copies of the following documents that you have provided to us and the following certificates:

         (i)      a certain Purchase Agreement dated October 29, 2003, by and among Holdings, Citigroup Global Markets Inc. and the other several Dollar Initial Purchasers named therein;

         (ii)     a certain Joinder Agreement dated as of November 4, 2003, by and among Issuer and the guarantors named therein;

         (iii)    a certain Senior Notes Registration Rights Agreement dated
                  November 4, 2003;

         (iv)     a certain Senior Subordinated Notes Registration Rights
                  Agreement dated November 4, 2003 (together with the Senior
                  Notes Registration Rights Agreement, the "Registration Rights
                  Agreements");

         (v)      a certain Senior Indenture dated November 4, 2003 (including the terms of the guarantees the "Senior Guarantee" set forth therein);

         (vi)     a certain Senior Subordinated Indenture dated November 4, 2003
                  (together with the Senior Indenture, the "Indentures")
                  (including the terms of the guarantees set forth therein the
                  "Senior Subordinated Guarantee" and together with the Senior
                  Guarantee, the "Guarantees");

         (vii)    a certain Supplemental Indenture dated as of November 12,
                  2003, amending the Senior Indenture;

         (viii)   a certain Supplemental Indenture dated as of November 12,
                  2003, amending the Senior Subordinated Indenture;

         (ix)     a certain Certificate of the Secretary of the Company dated as of November 4, 2003;

         (x)      a certain Certificate of the Secretary of the Company dated as of July 2, 2004; and

         (xi)     a Certificate of Good Standing for the Company dated as of
                  June 29, 2004, issued by the Secretary of State of the State of Michigan.

         We have also examined such corporate and other documents and records and other certificates, opinions and instruments as we have deemed necessary to form the basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, without independent investigation, relied upon all of the foregoing and upon the certificates described above. In our examination, and for all purposes of the opinions expressed in this letter, we have assumed, with your permission, and without independent investigation, that:

         (a)      the signatures of individuals signing all documents in
                  connection with which this opinion is rendered are genuine and authorized; and

         (b)      all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

         For purposes of this opinion, we have not made an independent review of any documents, instruments, contracts or agreements other than the documents listed in items (i) through (viii) above and any other materials and documents described herein.

         Based upon the foregoing, and subject to limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         (1)      The Company is a corporation existing and in good standing under the laws of the State of Michigan.

         (2)      The Company has duly authorized, executed and delivered the
                  Indentures.

         (3)      The execution, delivery and performance by the Company of the
                  Indentures do not and will not violate the laws of the State of Michigan.

         Our opinions expressed herein are limited to the laws of the State of
Michigan as those laws are in effect as of the date of this opinion. The term,
"the laws of the State of Michigan" as used herein, include the statutory and common law of Michigan available from regularly published sources and not any local ordinances, regulations and the like. We express no opinion, and we assume no responsibility with respect to, the applicability of or the effect on any of the matters covered herein of the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

         This opinion letter is rendered solely for your use as described in the second paragraph hereof. A copy of this opinion letter may be furnished to
Simpson Thacher & Bartlett LLP solely for the purpose of Simpson Thacher &
Bartlett LLP's preparation of its opinion letter regarding the validity of the
Exchange Securities. Neither you, Simpson Thacher & Bartlett, LLP nor any other person or entity is entitled to rely hereon for any other purpose. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, published, circulated or referred to in any other document.

         This opinion speaks only as of the date hereof. We assume no obligation to advise any addressee or other person of any change of law or fact that may occur after the date hereof which

change may affect the legal analysis, a legal conclusion, or an assumption contained in this opinion.

         We hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Registration Statement, which will be filed as part of Amendment No. 1 to the Registration Statement.

                                               Sincerely,

                                               /s/ Patrick F. Mears

                                               Barnes & Thornburg LLP